EXHIBIT 99.1


                                                                       CONTACT:

[PURADYN                                                Kathryn Morris, PURADYN
 LOGO]                                       Director, Corporate Communications
                                                        (T) 561 547 9499, x 226
                                                 investor-relations@puradyn.com
                                                         http://www.puradyn.com




          SEC APPROVES PURADYN'S DELISTING FROM AMERICAN STOCK EXCHANGE
            - Company stock currently trading under new symbol PFTI -

BOYNTON BEACH, FL - AUGUST 19, 2005, - PURADYN FILTER TECHNOLOGIES INCORPORATED announced that the Securities and Exchange Commission (SEC) has notified PURADYN that application to voluntarily withdraw the Company's common stock from trading and registration on the American Stock Exchange (Exchange) has been granted, effective at the opening of business on August 18, 2005.

The Company had previously submitted to the Exchange notice of its intent on June 24th to voluntarily delist the Company's stock, a move to which the Exchange consented.

PURADYN earlier stated it was making efforts to facilitate the trading of its shares on the OTC Bulletin Board to ensure as seamless a transition as possible for its stockholders. A third party application for trading the Company's stock is currently under review by OTC BB staff.

It is the Company's understanding that there do exist market makers for the Company's shares, which will be trading under the symbol PFTI in the Pink Sheets during this transition.

ABOUT PURADYN FILTER TECHNOLOGIES INCORPORATED
PURADYN designs, manufactures and markets the PURADYN(R) Bypass Oil Filtration System, the most effective filtration product on the market today. It continuously cleans lubricating oil and maintains oil viscosity to safely and significantly extend oil change intervals and engine life. Effective for internal combustion engines, transmissions and hydraulic applications, the Company's patented and proprietary system is a cost-effective and energy-conscious solution targeting an annual $13 billion potential industry. The Company has established aftermarket programs with several of the transportation industry leaders such as Volvo Trucks NA, Mack Trucks, PACCAR; a strategic alliance with Honeywell Consumer Products Group, producers of FRAM(R) filtration products; and continues to market to major commercial fleets. PURADYN(R) equipment has been certified as a `Pollution Prevention Technology' by the California Environmental Protection Agency and was selected as the manufacturer used by the US Department of Energy in a three-year evaluation to research and analyze performance, benefits and cost analysis of bypass oil filtration technology.

STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL DATA ARE FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES OR OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, INCLUDING BUT NOT LIMITED TO THE POSSIBLE INABILITY TO RAISE CAPITAL FUNDS, LACK OF PROTECTION FROM INTELLECTUAL PROPERTY, VULNERABILITY BECAUSE OF MANUFACTURING A LIMITED NUMBER OF PRODUCTS, DEPENDENCE ON DISTRIBUTORS, ORDERS PREVIOUSLY STATED IN THIS PRESS RELEASE MAY NOT MATERIALIZE, AND THE POSSIBILITY THAT THE PRODUCTS DO NOT MEET CUSTOMERS' NEEDS, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DETAILED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.